Exhibit 99.1

Aterian Provides Update on Strategic Alternatives Process

SUMMIT, N.J. - March 23, 2026 - Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”), a consumer products company, today provided the following update on its previously announced Strategic Alternative Process.

“Our Strategic Alternative Process is progressing well since our first announcement in December 2025. We continue to engage in constructive discussions regarding potential strategic alternatives and are making progress in evaluating opportunities. We are guided in this initiative by our continued belief that our current market valuation simply does not reflect the sum-of-the-parts value of our brand portfolio. We continue to approach this review thoughtfully and with an open mind, focusing on our goal of maximizing shareholder value, and would anticipate providing another update in mid-April,” said Arturo Rodriguez, Chief Executive Officer.

As previously announced, Aterian’s Board of Directors authorized the initiation of a formal process to evaluate and explore strategic alternatives aimed at maximizing shareholder value.  These strategic alternatives could include, among other things, a potential sale of assets of the Company, a sale of the Company, a business combination, a merger or other strategic action.

Aterian’s Board of Directors and executive leadership team, with the assistance of financial and legal advisors, continue to carefully evaluate a broad range of proposals that align with this mandate.

There can be no assurances regarding any specific outcome or transaction resulting from this strategic review. The Company has not established a timetable for completion of such review and will provide additional updates if it is determined that further disclosure is appropriate or required.

The Company has engaged A.G.P / Alliance Global Partners to assist in exploring strategic alternatives for the Company. Paul Hastings LLP is serving as legal counsel for this strategic review.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a consumer products company that builds and acquires leading e-commerce brands across multiple categories, including home and kitchen appliances, health and wellness, and air quality devices. The Company sells across the world’s largest online marketplaces, including Amazon, Walmart, and Target as well as its own direct-to-consumer websites. Aterian’s brands include Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct. To learn more, visit www.aterian.io.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the intended benefits of the strategic review process and timing of any updates regarding such review process. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, among others: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive developments and general economic, political, business, industry, regulatory and market conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to meet financial covenants with our lenders; our business model and our technology platform; reliance on third party online marketplaces; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

The Equity Group
Devin Sullivan, Managing Director
dsullivan@theequitygroup.com

Conor Rodriguez, Associate
crodriguez@theequitygroup.com